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                                                                  Exhibit 3(b)

                                     BYLAWS
                                       OF
                               CLAYTON HOMES, INC.


                                     OFFICE

     1. The principal office of the Corporation shall be in Delaware, and the Corporation shall have such other offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                             SHAREHOLDERS' MEETINGS

     2. ANNUAL MEETING.

     An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such special meeting the election of directors shall take place and such election and any other business transacted thereat shall have the same force and effect as if transacted at an annual meeting duly called and held.

     3. SPECIAL MEETING.

     Special meetings of the shareholders, unless otherwise required by law, may be called at any time by the Chairman, President or Secretary and shall be called by the Chairman President or Secretary at the request in writing of a majority of the Board of Directors or of shareholders owning 10% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request must state the purpose or purposes for which the meeting is called and the person or persons calling the meeting.

     4. PLACE OF MEETING.

     Annual and special meetings of the shareholders shall be held at the Corporation's principal office or at such other place within or without the State of Delaware as may be designated by the Board of Directors.



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     5. NOTICE OF MEETINGS; WAIVER.

     (a) ANNUAL MEETINGS. Written or printed notice stating the place, day and hour of the annual meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be delivered not less than ten (10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be delivered when deposited, with postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder.

     (b) SPECIAL MEETINGS. Written or printed notice of every special meeting of shareholders shall be given in person or by mail to each shareholder of record entitled to vote at such meeting. Such notice shall state the place, day, hour, purpose or purposes for which the meeting is called, and the person or persons calling the meeting. If mailed, such notice shall be delivered not less than ten
(10) days nor more than sixty (60) days before the meeting. Mailed notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail addressed to the shareholder at his address as it appears on the records of the Corporation at the close of business on the record date established for such meeting. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder.

     (c) WAIVER. A shareholder may waive the notice of either an annual or a special meeting by the submission by the shareholder or his proxy holder of a written waiver of notice either before or after such meeting.

     6. QUORUM.

     Except as otherwise required by law or provided in these Bylaws, a quorum at any meeting of shareholders shall consist of the holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, present in person of by proxy. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, and to any other place, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which the requisite amount of voting stock to constitute a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.


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     7. RECORD DATE.

     The record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders or any adjournment thereof, shall be such date as shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such meeting. If the Board of Directors does not fix such record date, the record date for the determination of shareholders entitled to notice of and entitled to vote at any meeting of shareholders or any adjournment thereof shall be the close business on the day next preceding the day on which notice is given.

     8. VOTING OF SHARES.

     Unless otherwise provided in the Charter, each shareholder of the Corporation shall be entitled, at each meeting of the shareholders and upon each proposal presented at such meeting, to one vote of each share of the capital stock having voting power registered in his name on the books of the Corporation on the record date. Each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder or his duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Unless the Charter, these bylaws or applicable law specifically provide otherwise, the affirmative vote at a meeting at which a quorum is present shall be the act of the shareholders, except that directors shall be elected by plurality of the votes cast in the election. At each election of directors, every shareholder shall have the right to vote the number of shares which he is entitled to vote at such meeting for as many persons as there are directors to be elected at said meeting, but cumulative voting for such nominees shall not be permitted unless the Charter otherwise provides.

     9. PRESIDING OFFICERS.

     Meetings of the shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice President, or if neither the Chairman, President, nor a Vice President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.


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                                    DIRECTORS

     10. POWERS AND DUTIES.

     The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon them by these Bylaws, the Board may exercise all the powers of the Corporation and do lawful acts and things as are applicable law, by the Charter of the corporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     11. NUMBER, TERM, QUALIFICATIONS AND VACANCIES.

     (a) NUMBER. The Board of Directors shall consist of not less than three (3) nor more than eight (8) members, unless all of the outstanding stock of the Corporation is owned of record by less than (3) three shareholders, in which case the number of directors may be less than (3), but not less than the number of directors of record. Subject to the provisions of paragraph 11(b), the exact number within such maximum and minimum numbers shall be determined from time to time by resolution adopted by a majority of the entire Board of Directors. Except as hereinafter provided, directors shall be elected at the first meeting of shareholders and each director shall serve a term not to exceed three (3) years and until his successor shall be elected and qualified.

     (b) INCREASE IN NUMBER. The number of members of the Board of Directors may be increased from time to time by either the directors or the shareholders. The number of directors may be increased by the Board of Directors upon the affirmative vote of a majority of the Board. If the number of directors is increased by the Board, a vacancy or vacancies caused by such increase shall be filled by the vote of a majority of the directors than in office although less than a quorum exists. The number of directors may also be increased by the shareholders at any meeting thereof by a majority vote of the shares represented and entitled to vote. If the number of directors be increased by action of the shareholders, a vacancy or vacancies caused by such increase shall be filled by the shareholders in the same manner as at an annual meeting. Directors elected to fill vacancies caused by increase in number of members of the Board shall hold office until the next annual meeting of the shareholders and thereafter until their successors are elected and qualified.

     (c) DECREASE IN NUMBERS. The number of members of the Board of Directors may be decreased by either the directors or the shareholders at any time there is an unfilled vacancy of there are unfilled vacancies on the Board of Directors, provided that the number of members may be decreased only to the extent of the number of vacancies on the Board of Directors existing at that time. If the number of directors is decreased by the Board, such action shall be taken by the vote of a majority of the directors then in office although less than a quorum exists. If the number of directors is decreased by the shareholders, such action shall be taken by a majority vote of the shares represented at any meeting and entitled to vote thereat.

     (d) VACANCIES. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director of a director or directors (which shall be governed by paragraph 1 5(c)) and other than vacancies created by an increase in the number of directors

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(which shall be governed by paragraph 11 (b)), the remaining directors may by a majority vote of the directors then in office elect a successor or successors who hold office until the next annual meeting of shareholders and until his or their successors are elected and qualified.

     (e) QUALIFICATION. Directors need not be shareholders of the Corporation or residents of Delaware, but must be of legal age.

     12. QUORUM.

     A majority of the total number of directors in office shall constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

     13. MANNER OF ACTING.

     The act of a majority of the directors present at a meeting at which a quorum is present shall, unless otherwise provided by applicable law or these Bylaws, be the act of the Board of Directors. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

     14. MEETINGS; NOTICE.

     Meetings of the Board of Directors may be held either within or without the State of Delaware. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.

     (a) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board, and may be held without notice of the time or place therefor.

     (b) SPECIAL MEETING. Special meetings may be held at any time upon call of the Chairman, the President or a Vice President. Notice of the time and place of each special meeting shall be given to each director at either his business or residence address, as shown by the records of the Corporation, at least forty-eight (48) hours prior thereto if mailed and on the day prior thereto if delivered or given in person or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered when deposited, so addressed and with postage prepaid, in the United States mail. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram, so addressed, is delivered to the telegraph company. If notice is given in person, such notice shall be deemed to have been given when it is hand delivered to the director at his business or residence address. Any director may waive notice of any meeting before, at or after such meeting and the attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends for the sole express purpose of objecting to the


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transaction of business thereat, on the ground that the meeting is not lawfully called or convened, and so states in writing prior to the conduct at any business at the meeting.

     15. REMOVAL.

     (a) BY SHAREHOLDERS. Unless the Charter otherwise provides, at any meeting of the shareholders, the entire Board of Directors or any number of directors may be removed from office with or without cause, by a majority vote of the shares represented and entitled to vote thereat.

     (b) BY DIRECTIORS. At any meeting of the Board of Directors, any director or directors may be remove from office for cause, as that term is defined by applicable law, by a majority of the entire Board of Directors.

     (c) REPLACEMENT. When any director or directors are removed, new directors may be elected to fill the vacancies created thereby at the same meeting of the shareholders or Board of Directors. as the case may be, for the unexpired term or terms of the director or directors removed by them, such unexpired terms shall be considered vacancies on the Board to be filled by the remaining directors as provided in paragraph 11(d).

     16. COMPENSATION.

     Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their service as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

                                   COMMITTEES

     17. EXECUTIVE COMMITTEE.

         There may be, if so determined by a resolution adopted by a majority of the entire Board of Directors, an Executive Committee of the Board consisting of two (2) or more directors. The Board of Directors may delegate to such Executive committee all power and authority of the board that it deems desirable, except for any matters which cannot by law be delegated by the Board of Directors. Unless specifically authorized by the Board, the Executive Committee shall not have the power to adopt, amend, or repeal these Bylaws, to submit to shareholders any matter that by law requires their authorization, to fill vacancies in the Board of Directors or in any committee or to declare dividends or the make other corporate distributions.

     18. OTHER COMMITTEES.

     The Board of Directors may create such other committee as if may determine to be helpful in discharging its responsibilities for the management and administration of the Corporation. Each


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such committee shall consist of such persons, whether directors, officers of others, as may be elected thereto by the Board of Directors, and each committee shall perform such functions as may be lawfully assigned to it by the Board of Directors.

                                    OFFICERS

     19. NUMBER.

     The officers of the Corporation shall be a chairman, a President, a Secretary and such other officers as may be from time to time elected by the Board of Directors. One person may hold more than one office except the President may not hold the office of secretary.

     20. ELECTION AND TERM OF OFFICE.

     The principal officers shall be elected annually by the Board of Directors at the first meeting of the Board following the shareholders' annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve at the pleasure of the Board for such term as the Board of Directors may set and until his successor shall have been elected and qualified, or until his death, resignation or removal.

     21. REMOVAL.

     Any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall not prejudice the contract rights, if any, of the persons so removed.

     22. VACANCIES.

     Any vacancy in an office from any cause may be filled for the unexpired portion of the term of the Board of Directors.

     23. DUTIES.

     (a) CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors, shall be the Chief Executive Officer if the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     (b) PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a Corporation and shall perform such other duties as the Board of Directors may form time to time prescribe.

     (c) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the Chairman and the President in the active


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management of the business, and shall perform such other duties as the Board of directors may form time to time prescribe.

     (d) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; he shall perform like duties foe any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. the Secretary shall perform such other duties as may be prescribe from time to time by the Board of Directors.

     (e) TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as require in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board, or whenever they may require it, and account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors; in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     (f) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

     (g) DELEGATION OF DUTIES. In case of the absence of disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

     24. INDEMNIFICATION.

     (a) Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another Corporation, partnership,


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joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit of proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     (c) IMPROPER PERSONAL BENEFIT. The Corporation may not indemnify a director in connection with any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him; provided, however, that the provision of Subsection (f) hereof shall be applicable prior to any adjudications.

     (d) RIGHTS AFTER SUCCESFUL DEFENSE. To the extent that a director, officer or employee has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (e) OTHER DETERMINATION OF RIGHTS. Except in a situation governed by Subsection (c), any indemnification under Subsection (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsection (a) or (b). Such determination shall be made (a) by a majority vote consisting of directors acting at a meeting at which a quorum consisting of directors who were not parties to such action, suit or proceeding is present, or (b) if such a quorum is not obtainable (or even if obtainable), and a majority of disinterested directors so


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directs, by independent counsel (compensated by the Corporation) in a written opinion, or (c) by the affirmative vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without regard to voting power which may thereafter exist upon default, failure, or other contingency.

     (f) ADVANCES OF EXPENSE. Expenses, including attorney fees, of each person indemnified hereunder incurred in defending a civil, criminal, administrative, or investigative action, suit, or proceeding (including all appeals), or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, or employee, to repay such expenses in accordance with the terms of and agreement between the Corporation and such director, officer or employee.

     (g) NONEXLUSIVENESS; HEIRS. The indemnification provided by this Article shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled as a matter of law or under the Articles, these Regulations, any agreement, vote of shareholders, any insurance purchased by the Corporation, of otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person, who has ceased to be director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such person.

     (h) PURCHASE OF INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, or employee of another corporation, partnership, joint venture, trust, of other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Articles or of the Delaware Business Corporation Act.

     (i) MACULINE AND FEMININE, SINGULAR AND PLURAL. In construing the test of the Agreement, the masculine shall include the feminine and the singular shall include the plural, and the plural the singular wherever the context shall plainly so require.

                        CERTIFICATES FOR SHARES OF STOCK

     25. FORM.

     (a) STOCK CERTIFICATES. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock. The certificate include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Delaware, (iii) the name of the owner of the shares represented thereby, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, (vi) the par value of each share or a statement that the shares are without par value, and (vii) such other information as applicable law may require or as may be lawful.


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     (b) SIGNATURES. The certificates for stock shall be signed by the Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Where any certificate is manually countersigned by a transfer agent or registered by a registrar who is not an officer or employee of the Corporation, the signatures of the Chairman, President, Vice President, Secretary, Assistant Secretary, and/or Treasurer upon such certificate may be a facsimiles, engraved or printed. In case any officer who has signed, or whose facsimile signature has been place upon, any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     26. SUBSCRIPTION FOR SHARES.

     Subscriptions for shares of the Corporation shall be valid only if they are in writing, signed and delivered by the subscriber. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payments on subscriptions shall be uniform as to all shares of the same class or of the same series.

     27. TRANSFERS.

     Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by power of attorney duly executed and filed with the Secretary of the Corporation or duly appointed transfer agent. Such transfers shall be made only upon surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

     28. LOST. DESTROYED, OR STOLEN CERTIFICATES.

     No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may in its discretion require.

                                CORPORATE ACTIONS

     29. CONTACTS.

     Unless otherwise required by the Board of Directors, the Chairman, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general of confined to specific instances.

     30. LOANS.

     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President or the Board of Directors. Such authority may be general of confined to specific instances.

     31. CHECKS. DRAFTS, ETC.

     Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice President or such other officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general of confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

     32. DEPOSITS.

     All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

     33. VOTING SECURITIES HELD BY THE CORPORATION.

     Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting as a security holder, of the corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any person or persons.

     34. DIVIDENDS.

     The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

                                   FISCAL YEAR

     35. The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

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                                 CORPORATE SEAL

     36. The Corporation shall have a corporate seal, which seal shall have the Letters CHI in the middle and the words Clayton Homes, Inc. on the border.

                               AMENDMENT OF BYLAWS

     37. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting; provided, however, that any amendment to these Bylaws changing the number of directors, if adopted by the Board of Directors, shall require the affirmative vote of a majority of the members of the entire Board of Directors.